UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2008

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2265

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

CoBiz Financial Inc. (“CoBiz”) entered into a lease agreement commencing September 1, 2001 (amended October 19, 2001), with Kesef, LLC, an entity managed by Evan Makovsky, a member of the Board of Directors of CoBiz.  Pursuant to the terms of the lease agreement, the Company has the option to lease additional space in the leased building when space becomes available.  On February 12, 2008, CoBiz executed a Second Amendment to the lease when it exercised its option to take on additional space in the building at 821 17th Street, Denver, Colorado, which extended the term of the lease to May 31, 2016 and established the lease payments due during the extended term.

On March 7, 2008, CoBiz executed a third amendment to the lease establishing a commencement date of April 1, 2008 for the additional space leased under the Second Amendment.

The foregoing description of the Second and Third Amendments to the Office Lease do not purport to be complete and are qualified in their entirety by reference to the Second and Third  Amendments to the Office Lease which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Second and Third Amendments to the Office Lease discussed under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01               Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

Exhibit 10.1  Second Amendment to Office Lease, February 12, 2008.

Exhibit 10.2  Third Amendment to Office Lease, March 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.
(Registrant)

/s/	Lyne Andrich
Lyne Andrich

EVP & CFO
Date: April 4, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Office Lease, February 12, 2008.
10.2	Third Amendment to Office Lease, March 7, 2008.